Exhibit 99.1

Capstone Green Energy Closes $112.5 Million Strategic Investment

Legacy Preferred Equity Fully Redeemed; Operating Subsidiary Now Wholly Owned by the Company

LOS ANGELES, CA--(BUSINESS WIRE)—March 31, 2026-- Capstone Green Energy Holdings, Inc. (the “Company” or “Capstone”) (OTCQX: CGEH), a leading provider of behind-the-meter clean microturbine energy solutions for industrial and commercial operations, with solutions designed for emerging datacenter applications, today announced the closing of its previously announced $112.5 million strategic investment led by funds managed by Monarch Alternative Capital LP (“Monarch”). The transaction included the issuance of $80 million in senior convertible preferred stock and $15 million of common stock to Monarch, together with a concurrent private placement of common stock (or pre-funded warrants in lieu thereof) of an additional $17.5 million to accredited investors, including several of the Company’s existing investors.

In connection with the closing, the Company used $85 million of the proceeds to fully redeem the preferred equity interest in Capstone Green Energy LLC held by Capstone Distributor Support Services LLC, an entity controlled by Goldman Sachs. As a result, Capstone Green Energy LLC, through which the Company operates its business, is now a wholly owned subsidiary of the Company. The Company intends to use the remainder of the net proceeds for growth initiatives, including expanding into the AI data center market, building its engineering and technology capabilities, increasing capacity, improving cost-out measures, and for general working capital.

In connection with the investment, Monarch has the right to appoint two independent directors to the Board of Directors (the “Board”), subject to ownership levels. The Company has also agreed to use commercially reasonable efforts to submit an initial listing application to a U.S. national securities exchange no later than twelve months following the closing.

“Today marks a defining moment for Capstone Green Energy,” said Vince Canino, President and Chief Executive Officer. “Through the retirement of our legacy capital structure and the support of a highly strategic partner in Monarch, we have enhanced our financial flexibility and, in turn, strengthened our ability to execute. The Company is now exceptionally well positioned to pursue the compelling growth opportunities ahead, including the rapidly expanding AI data center market and the distributed clean energy sector.”

“This closing is the culmination of a sustained effort to position Capstone for long-term growth,” said Robert Powelson, Interim Chairman of the Board. “With strong operational momentum and a recapitalized balance sheet, the Board is focused on supporting management's execution of its strategy, maintaining disciplined governance, and ensuring we deliver lasting value for all stakeholders – including advancing our objective of listing on a U.S. national securities exchange.”

Additional Information

Additional information regarding the transaction, including copies of the definitive transaction documents, is included in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on March 30, 2026.

The securities issued and sold in the transaction have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Accordingly, these securities may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. The Company has agreed to file a resale registration statement within 30 days of the closing. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Advisors

Craig-Hallum Capital Group LLC served as financial advisor to the Company and sole placement agent on the transaction, and Katten Muchin Rosenman LLP served as legal counsel to Capstone. Faegre Drinker Biddle & Reath LLP served as legal counsel to Craig-Hallum. Vinson & Elkins LLP served as legal counsel to Monarch.

About Capstone Green Energy

For nearly four decades, Capstone Green Energy has been a leader in clean technology, pioneering the use of microturbines to revolutionize how businesses manage their energy needs sustainably. In collaboration with our global network of dedicated distributors, we have shipped over 10,600 units to 88 countries, helping customers significantly reduce their carbon footprints through high-efficiency, on-site energy systems and microgrid solutions. Today, we offer a comprehensive range of microturbine products, from 65kW systems to multi-megawatt solutions, tailored to meet the specific needs of commercial, industrial, and utility-scale customers.

For more information, please visit www.CapstoneGreenEnergy.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, including statements concerning the anticipated benefits of the transactions, the Company’s plans to pursue a national exchange listing, the Company’s anticipated use of proceeds, the Company’s expansion into the AI data center market, and the Company’s anticipated future business and financial performance. Forward-looking statements are based on the current expectations and beliefs of Capstone’s management and are inherently subject to risks, uncertainties and assumptions. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, including market conditions and other risks described in the Company’s filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in those filings. Forward-looking statements are made only as to the date of this press release, and the Company assumes no obligation to update or revise any forward-looking statements, except as required by applicable law.

Contacts:

Capstone Green Energy
Investor and investment media inquiries | ir@CGRNenergy.com
818-407-3628

Source: Capstone Green Energy Holdings, Inc.